EXHIBIT A

REAFFIRMATION OF AND SECOND AMENDMENT TO
UNLIMITED GUARANTY AGREEMENT

This Reaffirmation and Second Amendment to Unlimited Guaranty Agreement (this “Amendment”), dated as of the 9th day of November, 2012, is made by and between Daktronics, Inc., a South Dakota corporation (the “Borrower”) and Bank of America, N.A. (the “Bank”).

Recitals

A.    The Borrower and the Lender are parties to that certain Loan Agreement dated as of December 23, 2010, as amended by that certain First Amendment to Loan Agreement dated February 1, 2011, that certain Second Amendment to Loan Agreement dated November 15, 2011, that certain Third Amendment to Loan Agreement dated July 2, 2012 and that certain Fourth Amendment to Loan Agreement of even date herewith (as amended, the “Loan Agreement”), whereby Lender extended certain credit facilities to the Borrower upon the terms and conditions set forth in the Loan Agreement.

B.    Section 2.1 of the Loan Agreement provides that Bank agrees to make available to Borrower's Foreign Subsidiaries, certain Alternative Borrowing, provided that, among other conditions, the credit available to Borrower under the Loan Agreement would be reduced dollar-for-dollar by the amount of the Alternative Borrowing, and provided further that Borrower agrees to unconditionally and without limitation guarantee such Alternative Borrowing pursuant to the terms of an Unlimited Guaranty Agreement dated December 23, 2010, as amended by the Second Amendment to Loan Agreement (changing the principal amount referenced in paragraph “A” of the Recitals from $10,000,000 to $20,000,000), that certain Fourth Amendment to Loan Agreement (changing the principal amount referenced in paragraph “A” of the Recitals from $20,000,000 to $35,000,000) and that certain Reaffirmation and First Amendment to Unlimited Guaranty Agreement, dated July 2, 2012 (as amended, the “Guaranty). Capitalized terms used herein without definition shall have the meanings ascribed in the Loan Agreement and Guaranty.

C.    The parties are in mutual agreement that the Guaranty should be further amended as provided herein, the effect of which, among other things, includes an expansion of the Guaranty to cover additional Foreign Subsidiaries as well as an expansion of the types of products and services included as Alternative Borrowing.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.	Amendments to Guaranty. The Guaranty is hereby amended as follows:

a.	The introductory paragraph is hereby amended and restated in its entirety to read as follows:

THIS UNLIMITED GUARANTY AGREEMENT (“Guaranty”) is made and entered into as of the 23rd day of December, 2010, by and among Daktronics, Inc. a South Dakota corporation (“Borrower”) to and for the benefit of Bank of America, N.A., a national banking association, together with all of its affiliates and subsidiaries of any kind (collectively, “Bank”).

2.    No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Guaranty shall remain in full force and effect.
3.    Reaffirmation and Acknowledgement of Increased Commitment. Borrower hereby ratifies and reaffirms all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants and representations applicable to it in the Guaranty, as amended above and as increased by the Fourth Amendment to Loan Agreement, and that the Guaranty remains in full force and effect and is valid, binding and fully enforceable in accordance with its terms. Further, Borrower acknowledges and confirms the increase in the Revolving Loan to Thirty Five Million Dollars ($35,000,000) and agrees to the corresponding increase in its obligations under the Guaranty.
4.    Representations and Warranties. Borrower hereby represents and warrants as follows:
(a)    it has the corporate power and authority to execute, deliver and perform the terms and provisions of this Amendment and each other Loan Documents, including the Guaranty, to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Amendment and each such other Loan Documents;
(b)    it has duly executed and delivered this Amendment and each other loan document to which it is a party, and this Amendment and each such other loan document constitute its legal, valid and binding obligations, enforceable in accordance with their terms, except to the extent that the enforceability hereof or thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);
(c)    all of the representations and warranties contained in the Guaranty are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.
5.    Miscellaneous. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.
[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have caused this Third Amendment to be duly executed as of the date first written above.

BORROWER:	BANK:
DAKTRONICS, INC.	BANK OF AMERICA, N.A.

By: /s/ James B. Morgan	By: /s/ Alok Jain
Name: James B. Morgan	Name: Alok Jain
Title: Chief Executive Officer	Title: Assistant Vice President

By: /s/ Sheila M. Anderson
Name: Sheila M. Anderson
Title: Chief Executive Officer

[SIGNATURE PAGE TO REAFFIRMATION OF AND SECOND AMENDMENT TO
UNLIMITED GUARANTY AGREEMENT]

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